UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2015

HAVE GUN WILL TRAVEL ENTERAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1598924	46-4333787
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Canoga Avenue, 4th Floor, Woodland Hills, CA 91367-6554

(Address of principal executive offices)

818-835-2822

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Item 5.01 Changes in Control of Registrant.

As a result of a private transaction, the individually owned control block of stock of this company, represented by 8,500,000 shares, has been transferred and a change of control of Have Gun Will Travel has occurred. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the share transfer agreement, as a condition to the sale and transfer, the existing directors and officers of Have Gun Will Travel resigned immediately prior to closing the transaction contemplated by the purchase agreement. Accordingly, Tommie Ray, serving as the sole director and as the only officer, ceased to be Have Gun Will Travel’s President, Treasurer and Secretary. At the effective date of the transfer, Miss Wilkie Wu assumed the role of sole director and President/CEO, Treasurer and Secretary of Have Gun Will Travel.

Miss Wu, 35, has worked at the Young Spa Beauty & Health Consultation Ltd. (China Company) since August of 2014. She was their Chief Executive Officer, responsible for the company’s overall management, strategic planning and development, and formulation of the company’s policies and business strategy. Also, she developed the internal risk control methodology and client investment program to achieve the rapid growth in business. Prior to that, Miss Wu worked at Farida Beauty Group (HK Company), starting in August 2008. She was a Marketing Director, responsible for business development strategy and its implementation. She was also responsible for the acquisition of salons to achieve growth in overall market share, and she acquired new investors for capital commitments.

For the period from March 2007 – August 2008, she worked at Arrow Asia Ltd. (a US Company) as an Account Manager, where she developed an Account Penetration Plan to present the supply chain solution to a very large Customer. From August 2003 to February 2007, Miss Wu worked at RS Components Ltd. (a UK Company) as District Sales Supervisor.

Miss Wu graduated from the Hong Kong University of Science and Technology, in 2002, with a Bachelor of Engineering (Electronic), and a Minor in Mathematics. She has also qualified with the Hong Kong Securities Institute for Fundamentals of Securities and Futures Regulation, Financial Markets, Securities, and Insurance Intermediaries.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: April 2, 2015

/s/ Wilkie Wu
Wilkie Wu, President,
Treasurer and Secretary
Have Gun Will Travel Entertainment, Inc.